SCHEDULE 14A INFORMATION

             SUPPLEMENT TO PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          WESTMARK GROUP HOLDINGS, INC.
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

       ------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing party:

         (4)      Date filed:



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                          WESTMARK GROUP HOLDINGS, INC.
                         355 N.E. FIFTH AVENUE, SUITE 4
                           DELRAY BEACH, FLORIDA 33483

                           SUPPLEMENTAL PROXY MATERIAL

                       NOTICE OF ADJOURNED ANNUAL MEETING
                          TO BE HELD ON AUGUST 10, 1998

         Westmark Group Holding, Inc. ("Westmark"), as announced in the Supplement to Proxy Statement mailed to shareholders on or about June 25, 1998, adjourned its June 29, 1998 Annual Meeting without considering any of the matters scheduled for presentation to the shareholders until August 10, 1998, at the Delray Beach Marriott, 10 North Ocean Boulevard, Delray Beach, Florida 33483 at 10:00 a.m. local time (the "Adjourned Annual Meeting"). At that time, the matters described in the original Proxy Statement will be submitted to shareholders. Only shareholders of record of the Company's common stock, $.005 par value (the "Common Stock"), at the close of business on April 30, 1998, are entitled to vote at the Adjourned Annual Meeting. On that date, there were 2,866,186 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the meeting. All shareholders are cordially invited to attend the Adjourned Annual Meeting.

THIS SUPPLEMENT TO PROXY STATEMENT SHOULD BE READ CAREFULLY AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT DATED APRIL 30, 1998 AND THE SUPPLEMENT TO PROXY STATEMENT DATED JUNE 23, 1998, WHICH WERE MAILED TO COMPANY STOCKHOLDERS ON OR ABOUT MAY 8, 1998 AND JUNE 25, 1998, RESPECTIVELY. IF YOU NEED AN ADDITIONAL COPY OF THE PROXY STATEMENT OR THE SUPPLEMENT TO PROXY STATEMENT, ONE WILL BE PROVIDED UPON WRITTEN REQUEST TO THE COMPANY AT WESTMARK GROUP HOLDINGS, INC., 355 N.E. FIFTH AVENUE, SUITE 4, DELRAY BEACH, FLORIDA 33483, ATTENTION: BARBARA NOLA, SECRETARY.


                                     By Order of the Board of Directors,



                                     Mark Schaftlein
                                     President and Chief Executive Officer

Delray Beach, Florida
July 1, 1998